Exhibit 10.86
FIRST AMENDMENT TO
MASTER POWER PURCHASE AND SALE AGREEMENT
     This First Amendment (“Amendment”) is made effective as of the 25th day of May, 2007, between Commerce Energy, Inc. (“CEI”) and Tenaska Power Services Co. (“TPS”) (hereinafter collectively the “Parties”), amending the Master Power Purchase and Sale Agreement entered by the Parties as of August 1, 2005 (“Agreement”).
     WHEREAS, CEI and TPS are Parties to the Agreement; and
      WHEREAS, CEI and TPS now desire to amend the Agreement, and
     NOW, THEREFORE, in consideration of the premises together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both Parties, CEI and TPS hereby agree as follows:
AMENDMENT
1.	Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the same meaning as that given such terms in the Agreement.

2.	The Parties agree to amend Section 5.6 “Closeout Setoff” of the Cover Sheet to the Agreement by unselecting Option B and selecting Option A in its place.

3.	The Parties agree to amend the “Additional Provisions” of the Cover Sheet to the Agreement by deleting Section 1.1 in its entirety.

4.	The Parties agree to further amend the “Additional Provisions” of the Cover Sheet to the Agreement by deleting the phrase “or any of its Affiliates” in the second sentence of the Section 5.4

5.	Except to the extent modified by this Amendment, the provisions of the Agreement remain the same.

Commerce Energy, Inc.

By:	/s/ R. Nick Cioll

Name:	R. Nick Cioll
Title:	Chief Risk Officer

Tenaska Power Services Co.

By:	/s/ Trudy Harper

Name:	Trudy Harper
Title:	President